                                                                    Exhibit 99.1

NEW                                               CONTACT:  RICHARD T. MARABITO
R E L E A S E                                           CHIEF FINANCIAL OFFICER
                                                      TELEPHONE: (216) 292-3800
                                                           FAX:  (216) 292-3974

          OLYMPIC STEEL REPORTS RECORD SALES AND NET INCOME FOR THIRD
                        QUARTER AND NINE MONTHS OF 2004


         Cleveland, Ohio -- (October 19, 2004) Olympic Steel, Inc., (Nasdaq:
ZEUS), a national steel service center, today announced record financial results for the third quarter and nine months ended September 30, 2004.

         Net sales for the third quarter of 2004 increased 110.7% to $244.1 million from $115.9 million in the third quarter a year ago. Tons sold increased 7.2% to 323 thousand from 302 thousand in the third quarter of 2003. Third quarter 2004 net income was the highest quarterly results in Company history, totaling $18.6 million, or $1.80 per diluted share, compared to a net loss of $115 thousand, or $(0.01) per diluted share for last year's third quarter.

         For the first nine months of 2004, net sales increased 90.0% to $653.9 million from $344.1 million in the prior year period. Tons sold increased 23.9% to 1.05 million from 849 thousand in the first nine months of 2003. Net income for the first nine months of 2004 was $47.9 million or $4.70 per diluted share, compared to a net loss of $1.1 million, or $(0.12) per diluted share in the first nine months of 2003.

         "We are again pleased to report record net income and sales," stated Michael D. Siegal, Chairman and Chief Executive Officer. "Our strong focus on balance sheet management has resulted in a decrease in debt during 2004. At the same time, we have invested an additional $52 million in accounts receivable and $55 million in inventory, while improving our days sales in inventory and accounts receivable on a year over year basis. At September 30, 2004, we had approximately $48 million in availability within our increased $110 million bank credit facility."

         "The continued strong global steel environment, along with the increasing domestic industrial economy, particularly the energy, transportation, farm and construction equipment markets, has also contributed to our strong financial results. With increasing global steel demand, rising energy, transportation and raw material costs, and a more disciplined supply universe, our outlook remains favorable for the fourth quarter and early 2005," concluded Mr. Siegal.

         Founded in 1954, Olympic Steel is a leading U.S. steel service center focused on the direct sale and distribution of large volumes of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel products. Headquartered in Cleveland, Ohio, the Company operates 12 facilities and participates in two joint ventures. For further information about Olympic Steel, Inc., visit the Company's web site at http://www.olysteel.com.

         It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: general business, economic and political conditions; competitive factors such as the availability and pricing of steel and fluctuations in customer demand; the ability of customers to maintain their credit availability in periods of escalating prices; layoffs or work stoppages by the Company's, suppliers', or customers' personnel; equipment installation delays or malfunctions; the successes of the Company's efforts and initiatives to increase sales volumes, improve cash flows and reduce debt, maintain or improve inventory turns and reduce costs; and customer, supplier, and competitor consolidation or insolvency. Please refer to the Company's Securities and Exchange Commission filings for further information.

                                  OLYMPIC STEEL
                         SELECTED FINANCIAL INFORMATION
                (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)

                                                                            THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                              SEPTEMBER 30,                    SEPTEMBER 30,
                                                                      -------------------------------  ----------------------------
                                                                          2004             2003             2004            2003
                                                                      --------------  ---------------  ---------------  -----------
SUMMARY RESULTS OF OPERATIONS:                                                 (unaudited)                      (unaudited)
------------------------------
Net sales                                                                 $ 244,142        $ 115,850       $ 653,948      $344,131
Operating income                                                             31,581            1,491          82,163         2,016
Income (loss) before income taxes                                            30,570             (146)         78,879        (1,760)
                                                                          ---------        ----- ---       --------       --------
Net income (loss)                                                         $  18,572        $    (115)      $ 47,919       $ (1,148)
                                                                          =========        ===== ===       ========       ========
Earnings per share:
   Net income (loss) per share - basic                                    $    1.88        $   (0.01)      $   4.89       $  (0.12)
   Net income (loss) per share - diluted                                  $    1.80        $   (0.01)      $   4.70       $  (0.12)

                                                                              SEPTEMBER 30,             DECEMBER 31,
                                                                      -------------------------------  ---------------
                                                                          2004             2003             2003
                                                                      --------------  ---------------  ---------------
SUMMARY BALANCE SHEET DATA:                                                    (unaudited)
--------------------------
Accounts receivable, net                                                  $ 108,349         $ 65,925         $ 56,501

Inventories                                                                 147,857           82,230           92,775

Net property and equipment                                                   85,304           91,603           89,782

Total assets                                                                350,494          246,909          249,002

Current liabilities                                                          89,152           35,487           42,574

Total debt                                                                   93,297          100,437           97,797

Shareholders' equity                                                        163,419          114,346          112,236

Shareholders' equity per share                                                16.40            11.85            11.63

Debt-to-equity ratio                                                       .57 to 1         .88 to 1         .87 to 1

                                                                             NINE MONTHS ENDED
                                                                               SEPTEMBER 30,
                                                                      -------------------------------
                                                                            2004             2003
                                                                      --------------  ---------------
OTHER DATA:                                                                    (unaudited)
-----------

Capital expenditures                                                          1,698              549

EBITDA (a)                                                                   88,796            8,263

(a) Defined as operating income plus depreciation plus asset impairment charge.



        It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates.

                                  OLYMPIC STEEL
                              RESULTS OF OPERATIONS
                (in thousands, except per share and tonnage data)

                                                      THREE MONTHS ENDED SEPTEMBER 30,        NINE MONTHS ENDED SEPTEMBER 30,
                                                     -----------------------------------  --------------------------------------
                                                          2004              2003               2004                2003
                                                        -------             ------           --------            --------
                                                                (unaudited)                           (unaudited)
Tons sold
   Direct                                               283,098            253,337            906,166             716,750
   Toll                                                  40,332             48,422            146,477             132,658
                                                        -------             ------           --------            --------
                                                        323,430            301,759          1,052,643             849,408
   % change                                                 7.2%               8.7%              23.9%               (5.8%)

Net sales                                              $244,142           $115,850         $  653,948            $344,131
   % change                                               110.7%              (0.5%)             90.0%               (1.2%)

Cost of materials sold                                  178,576             90,845            464,369             271,262
                                                        -------             ------           --------            --------
   Gross profit                                          65,566     26.9%   25,005  21.6%     189,579   29.0%      72,869    21.2%
Operating expenses
   Warehouse and processing                              10,142      4.2%    8,072   7.0%      32,451    5.0%      24,207     7.0%
   Administrative and general                            11,703      4.8%    5,697   4.9%      34,740    5.3%      17,257     5.0%
   Distribution                                           4,482      1.8%    4,211   3.6%      14,264    2.2%      11,965     3.5%
   Selling                                                4,331      1.8%    2,613   2.3%      15,411    2.4%       8,201     2.4%
   Occupancy                                              1,328      0.5%      884   0.8%       3,917    0.6%       2,976     0.9%
   Depreciation                                           1,999      0.8%    2,037   1.8%       6,146    0.9%       6,247     1.8%
   Asset impairment charge                                    -      0.0%        -   0.0%         487    0.1%           -     0.0%
                                                        -------             ------           --------            --------
      Total operating expenses                           33,985     13.9%   23,514  20.3%     107,416   16.4%      70,853    20.6%
                                                        -------             ------           --------            --------
   Operating income                                      31,581     12.9%    1,491   1.3%      82,163   12.6%       2,016     0.6%
Income (loss) from joint ventures                            58               (644)               230                (654)
                                                        -------             ------           --------            --------
   Income before financing costs and income taxes        31,639                847             82,393               1,362
Interest and other expense on debt                        1,069      0.4%      993   0.9%       3,514    0.5%       3,122     0.9%
                                                        -------             ------           --------            --------
   Income (loss) before income taxes                     30,570     12.5%     (146) (0.1%)     78,879   12.1%      (1,760)   (0.5%)
Income tax provision (benefit)                           11,998     39.2%      (31) 21.2%      30,960   39.2%        (612)   34.8%
                                                        -------             ------           --------            --------
Net income (loss)                                      $ 18,572           $   (115)        $   47,919            $ (1,148)
                                                        =======             ======           ========            ========
Earnings per share:
   Net income (loss) per share - basic                 $   1.88           $  (0.01)        $     4.89            $  (0.12)
                                                        =======             ======           ========            ========
   Weighted average shares outstanding - basic            9,904              9,646              9,791               9,645
                                                        =======             ======           ========            ========
   Net income (loss) per share - diluted               $   1.80           $  (0.01)        $     4.70            $  (0.12)
                                                        =======             ======           ========            ========
Weighted average shares outstanding - diluted            10,341              9,646             10,195               9,645
                                                        =======             ======           ========            ========



  IT IS THE COMPANY'S POLICY NOT TO MAKE QUARTERLY OR ANNUAL SALES OR EARNINGS
         PROJECTIONS FOR EXTERNAL USE AND NOT TO ENDORSE ANY ANALYST'S
                          SALES OR EARNINGS ESTIMATES.